FIRST AMENDMENT TO THE

TRUST FOR PROFESSIONAL MANAGERS

OPERATING EXPENSE LIMITATION AGREEMENT

with

M.D. SASS, LLC

THIS FIRST AMENDMENT dated as of January 22, 2015, to the Operating Expense Limitation Agreement, dated as of June 20, 2013 (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS (the “Trust”), on behalf of the series of the Trust as indicated on Amended Schedule A to the Agreement, as may be amended from time to time (each, a “Fund,” and collectively, the “Funds”), and M.D. Sass, LLC (hereinafter called the “Adviser”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Adviser desire to amend the Agreement to reflect the addition of Class C shares to the M.D. Sass Equity Income Plus Fund; and

WHEREAS, the Agreement allows for the amendment of Schedule A to the Agreement by a written instrument executed by both parties;

NOW, THEREFORE, the parties agree as follows:

Schedule A of the Agreement is hereby superseded and replaced with Amended Schedule A attached hereto, for the sole purpose adding Class C shares to the M.D. Sass Equity Income Plus Fund.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS	M.D. SASS, LLC
on behalf of its series listed on Amended Schedule A

By:	/s/ John P. Buckel	By:	/s/ Hugh R. Lamle
Name:	John P. Buckel	Name:	Hugh R. Lamle
Title:	President	Title:	President

AMENDED SCHEDULE A

to the

TRUST FOR PROFESSIONAL MANAGERS

OPERATING EXPENSE LIMITATION AGREEMENT

with

M.D. SASS, LLC

Series and Class of Trust for Professional Managers	Operating Expense Limitation as a Percentage of Average Daily Net Assets
M.D. Sass Equity Income Plus Fund – Institutional Class	0.75%
M.D. Sass Equity Income Plus Fund – Retail Class	1.10%
M.D. Sass Equity Income Plus Fund – Class C	1.75%